Exhibit 22

List of Guarantor Subsidiaries of MGM Resorts International
As of June 30, 2025, the subsidiaries of MGM Resorts International (the “Company”) listed below have fully and unconditionally guaranteed the Company’s (i) 4.625% senior notes due 2026, (ii) 5.500% senior notes due 2027, (iii) 4.75% senior notes due 2028, (iv) 6.125% senior notes due 2029, and (v) 6.500% senior notes due 2032 (collectively, the “MGM Notes”). In addition, Mandalay Resort Group, LLC, a wholly owned subsidiary of the Company, is the issuer of 7.0% Debentures due 2036 (the “Mandalay Notes”), and the Company and the other subsidiaries listed below are guarantors of the Mandalay Notes.

Name of Subsidiary	Issuer/Guarantor Status
550 Leasing Company II, LLC	(1)
AC Holding Corp.	(1)
AC Holding Corp. II	(1)
Arena Land Holdings, LLC	(1)
Aria Resort & Casino Holdings, LLC, dba Aria Resort & Casino	(1)
Aria Resort & Casino, LLC	(1)
Beau Rivage Resorts, LLC, dba Beau Rivage Resort & Casino	(1)
Bellagio, LLC, dba Bellagio Resort & Casino	(1)
Cedar Downs OTB, LLC	(1)
Circus Circus Casinos, Inc.	(1)
Circus Circus Holdings, Inc.	(1)
CityCenter Boutique Hotel Holdings, LLC	(1)
CityCenter Boutique Residential Development, LLC	(1)
CityCenter Facilities Management, LLC	(1)
CityCenter Harmon Development, LLC	(1)
CityCenter Harmon Hotel Holdings, LLC	(1)
CityCenter Holdings, LLC	(1)
CityCenter Land, LLC	(1)
CityCenter Realty Corporation	(1)
CityCenter Retail Holdings, LLC	(1)
CityCenter Retail Holdings Management, LLC	(1)
CityCenter Vdara Development, LLC	(1)
CityCenter Veer Towers Development, LLC	(1)
Destron, Inc.	(1)
Grand Garden Arena Management, LLC	(1)
Grand Laundry, Inc.	(1)
Las Vegas Arena Management, LLC	(1)
LV Concrete Corp.	(1)
MAC, CORP.	(1)
Mandalay Bay, LLC, dba Mandalay Bay Resort & Casino	(1)
Mandalay Employment, LLC	(1)
Mandalay Place, LLC	(1)
Mandalay Resort Group, LLC	(2)
Marina District Development Company, LLC, dba The Borgata Hotel Casino & Spa	(1)
Marina District Development Holding Co., LLC	(1)
Marina Equipment Leasing, LLC	(1)
Metropolitan Marketing, LLC	(1)
MGM CC, LLC	(1)
MGM CC Holdings, Inc.	(1)

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MGM Dev, LLC	(1)
MGM Detroit Holdings, LLC	(1)
MGM Grand Hotel, LLC, dba MGM Grand Hotel & Casino	(1)
MGM Hospitality, LLC	(1)
MGM International, LLC	(1)
MGM Lessee, LLC	(1)
MGM Lessee II, LLC	(1)
MGM Lessee III, LLC	(1)
MGM MA Sub, LLC	(1)
MGM Public Policy, LLC	(1)
MGM Resorts Advertising, Inc.	(1)
MGM Resorts Arena Holdings, LLC	(1)
MGM Resorts Aviation Corp.	(1)
MGM Resorts Corporate Services	(1)
MGM Resorts Design & Development	(1)
MGM Resorts Development, LLC	(1)
MGM Resorts Festival Grounds, LLC	(1)
MGM Resorts Festival Grounds II, LLC	(1)
MGM Resorts Global Development, LLC	(1)
MGM Resorts Interactive, LLC	(1)
MGM Resorts International Marketing, Inc.	(1)
MGM Resorts International Operations, Inc.	(1)
MGM Resorts Land Holdings, LLC	(1)
MGM Resorts Land Holdings II, LLC	(1)
MGM Resorts Manufacturing Corp.	(1)
MGM Resorts Regional Operations, LLC	(1)
MGM Resorts Retail	(1)
MGM Resorts Satellite, LLC	(1)
MGM Resorts Sub 1, LLC	(1)
MGM Resorts Sub B, LLC	(1)
MGM Resorts Venue Management, LLC	(1)
MGM Yonkers, Inc., dba Empire City Casino	(1)
MH, Inc., dba Shadow Creek	(1)
Mirage Laundry Services Corp.	(1)
Mirage Resorts, LLC	(1)
MMNY Land Company, Inc.	(1)
Nevada Property 1 LLC, dba The Cosmopolitan of Las Vegas	(1)
Nevada Restaurant Venture 1 LLC	(1)
Nevada Retail Venture 1 LLC	(1)
New Castle, LLC, dba Excalibur Hotel & Casino	(1)
New York-New York Hotel & Casino, LLC, dba New York-New York Hotel & Casino	(1)
New York-New York Tower, LLC	(1)
Northfield Park Associates LLC, dba MGM Northfield Park	(1)
NP1 Pegasus LLC	(1)
Park District Holdings, LLC	(1)
Park MGM, LLC, dba Park MGM Las Vegas	(1)
Park Theater, LLC	(1)
PRMA, LLC	(1)
PRMA Land Development Company	(1)
Project CC, LLC	(1)

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Ramparts, LLC, dba Luxor Hotel & Casino	(1)
Signature Tower I, LLC	(1)
Signature Tower 2, LLC	(1)
Signature Tower 3, LLC	(1)
The Signature Condominiums, LLC	(1)
Tower B, LLC	(1)
Tower C, LLC	(1)
Vdara Condo Hotel, LLC	(1)
Vendido, LLC	(1)
VidiAd	(1)
Vintage Land Holdings, LLC	(1)
_______________________________
(1)    Guarantor of the MGM Notes and the Mandalay Notes.
(2)    Issuer of the Mandalay Notes and guarantor of the MGM Notes.

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